Independent Accountants' Consent



The Board of Directors
Kansas City Life Insurance Company:


We consent to incorporation by reference in the registration statement (No.2-07351) on Form S-8 of Kansas City Life Insurance Company of our report dated March 20, 2001, relating to the financial statements and supplemental schedule of the Kansas City Life Insurance Company Savings and Profit Sharing Plan, which report appears in the December 31, 2000 annual report on Form 11-K of Kansas City Life Insurance Company.

                                    KPMG LLP


Omaha, Nebraska
March 23, 2001